DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (the is made as of June 24, 2024 and RECITALS WHEREAS, the Company desires to employ the Executive as its Chief Financial Officer; WHEREAS, the Executive has agreed to accept such employment on the terms and conditions set forth in this Agreement; NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the Parties herein contained, the Parties hereto agree as follows: 1. Agreement. This Agreement shall be effective as of the Effective Date. employment shall commence on June 24, 202 and shall continue until terminated in accordance 2. Position. During the Term of Employment, the Executive shall serve as Chief Financial Officer of the Company, in a hybrid role working from a combination of home office and out of Connecticut, and travelling as reasonably required by the 3. Scope of Employment. During the Term of Employment, the Executive shall be responsible for Officer. The Executive shall report to the Chief Executive Officer (or other principal executive officer) of the Company and shall perform and discharge faithfully, diligently, and to the best of shall devote substantially all of the business time, loyalty, attention and efforts to the business and affairs of the Company and its affiliates. Membership on boards of directors of any other engage in community and charitable activities or participate in industry associations and serve on the boards of up to two (2) community, charitable or industry organizations, without the approval of the Board, provided such activities, individually or in the aggregate, do not create a conflict of interest or otherwise interfere with the performance of the duties hereunder. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein that may be adopted from time to time by the Company. 4. Compensation. As full compensation for all services rendered by the Executive to the Company and any affiliate thereof, during the Term of Employment, the Company will provide to the Executive the following: (a) Base Salary. The Executive shall receive a base salary at the annualized rate of $525,000 (the The Base Salary shall be paid in equal installments in 1 ActiveUS 170226715 Exhibit 10.1

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 accordance with the regularly established payroll procedures. The Base Salary will be reviewed on an annual or more frequent basis by the Board and is subject to change in the discretion of the Board. (b) Annual Discretionary Bonus. The Executive will be eligible to earn an annual targeted goals as set by the Board in its sole discretion. Salary is changed during the year to which the performance bonus relates, the Target Bonus shall be calculated based on base salary actually paid during such year (and not solely on the Base Salary at the end of such year). The Board may determine to provide the bonus in the form of cash, equity award(s), or a combination of cash and equity. Following the close of each calendar year, the Board will determine whether the Executive has earned a performance bonus, and the amount of any performance bonus, based on the set criteria. No amount of the annual bonus is guaranteed, and the Executive must be an active employee in good standing on the date of payment in order to be eligible for any annual bonus, except as specifically set forth below, as the bonus also serves as an incentive to remain employed by the Company. The annual performance bonus, if earned, will be paid by no later than March 15 of the calendar year after the year to which it relates. more frequent basis by the Board and is subject to change in the discretion of the Board. The first calendar year for which the Executive will be eligible for a performance bonus is 2024 with a from salary as of December 31st of the plan year. (c) Equity Award. material inducement to you entering into employment with the Company, you will be granted the following equity awards outside of the (1) a non-qualified stock option (the to purchase 94,418 shares of Arvinas, Inc. common stock, to be granted in accordance with the applicable award agreement that will govern such award and the vesting terms described below, and (2) applicable award agreement that will govern such award and the vesting terms described below. Subject to approval by the Board of Directors, the Option Award and the RSUs are each expected to be granted effective as of or promptly following your start date with the Company. The Option Award shall vest over four years, with 25% of the shares subject thereto vesting on the first anniversary of your start date with the Company, and the remaining 75% of the shares vesting in 36 equal monthly installments thereafter, provided that you remain employed with the Company on each subsequent vesting date. The RSUs shall vest over four years, with 25% of the RSUs vesting per year on each anniversary of your start date, provided you remain employed by the Company on the applicable vesting date. Each RSU that vests will represent the right to receive one share of the common stock. During your employment, you will be eligible to participate in the 2018 Stock Incentive Plan and to receive additional awards 2 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 according to the terms and conditions established by Please note that no employee is guaranteed any equity award and the decision to grant any equity award is subject to many considerations, including the achievement of corporate and individual performance objectives, the approval of the Board of Directors, and other factors. (e) Paid Time Off. The Executive shall receive twenty (20) days per annum of paid time off vacation time plus sick time, consistent with the policies, during each full year of employment with the Company (allocated ratably for any partial year worked by the Executive) that must be used in accordance with the paid time off policies as in effect from time to time. (f) Benefits. Subject to eligibility requirements and the polices, the Executive shall have the right, on the same basis as other employees of the Company, to participate in, and to receive benefits under, any medical, vision and dental insurance policy maintained by the Company and the Company shall pay a portion of the cost of the premiums for such medical, policy if the Executive elects to participate in such plans. (g) Withholdings. All compensation payable to the Executive shall be subject to applicable taxes and withholdings. 5. Expenses. The Executive will be reimbursed for his actual, necessary and reasonable business expense pursuant to Company policy, subject to the provisions of Section 3 of Exhibit A attached hereto. 6. Restrictive Covenants Agreement. The Executive hereby acknowledges that in connection with entering into this agreement, he shall be required to enter into a Form of Proprietary Information and Assignment Agreement. 7. Employment Termination. This Agreement and the employment of the Executive shall terminate upon the occurrence of any of the following: (a) shall mean a physical or mental illness or disability that prevents the Executive from performing the duties of the position for a period of more than any three consecutive months or for periods aggregating more than twenty-six weeks. The Company shall determine in good faith and in its sole discretion whether the Executive is unable to perform the services provided for herein. (b) immediately upon written notice by the Company to the Executive. As used in this Agreement, Executive: (i) performed his duties, in the good faith opinion of the Chief Executive Officer or the Board, in a grossly negligent or reckless manner or with willful malfeasance; 3 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 (ii) exhibited habitual drunkenness or engaged in substance abuse; (iii) committed any material violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any Company policy; (iv) willfully failed or refused to perform in the usual manner at the usual time those duties which he regularly and routinely performed in connection with the business of the Company or such other duties reasonably related to the capacity in which the Executive is employed hereunder which may be assigned to the Executive by (v) performed any material action when specifically and reasonably instructed not to (vi) breached the Proprietary Information and Assignment Agreement or any similar agreement with the Company; (vii) committed any fraud or used or appropriated for his/her personal use or benefit any funds, properties or opportunities of the Company not authorized by the Chief Executive Officer or the Board to be so used or appropriated; or (viii) was convicted of any felony or any other crime related to the employment or involving moral turpitude. (c) At the election of the Executive, with or without (as defined below), immediately upon written notice by the Executive to the Company (subject, if it is with Good Reason, to the timing provisions set forth in the definition of Good Reason). As used in this (i) a material diminution in the nature or scope of duties, responsibilities, or authority; (ii) a material diminution of the base compensation; (iii) the requiring Executive to relocate primary office more -current primary office; or (iv) any material breach of this Agreement by the Company not otherwise covered by this paragraph; provided, however, that in each case, the Company shall have a period of not less than thirty (30) days to cure any act constituting Good Reason following delivery to the Company of written notice within sixty (60) days of the action or omission constituting Good Reason and that the Executive actually terminates employment within thirty (30) days following the expiration of 4 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 8. Effect of Termination. (a) All Terminations Other Than by the Company Without Cause or by the Executive With Good Reason than a Qualifying Termination (as defined below) (including a voluntary termination by the Executive without Good Reason pursuant to Section 7(c), a termination by the Company for Executive shall only be entitled to receive (i) the Base Salary that has accrued and to which the Executive is entitled as of the effective date of such termination and to the extent consistent with general Company policy, accrued but unused paid time off through and including the effective procedure and applicable law but no later than the next regularly scheduled pay period, (ii) unreimbursed business expenses for which expenses the Executive has timely submitted appropriate documentation in accordance with Section 5 hereof, and (iii) any amounts or benefits to which the Executive is then entitled under the terms of the benefit plans then-sponsored by the Company in accordance with their terms (and not accelerated to the extent acceleration does not (b) Termination by the Company Without Cause or by the Executive With Good Reason Prior to or More Than Twelve Months Following a Change in Control. employment is terminated by the Company without Cause pursuant to Section 7(b) or by the defined below), the Executive shall be entitled to the Accrued Obligations. In addition, and subject to Exhibit A and the conditions of Section 8(d), the Company shall: (i) continue to pay to procedures, the eligible for and timely elects to continue receiving group medical insurance pursuant to the the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage, unless the provision of such COBRA payments will violate the nondiscrimination requirements of applicable law, in which case this benefit will not apply (collectively, the (c) Termination by the Company Without Cause or by the Executive With Good Reason Within Twelve Months Following a Change in Control. If a Qualifying Termination occurs within twelve (12) months following a Change in Control, then the Executive shall be entitled to the Accrued Obligations. In addition, and subject to Exhibit A and the conditions of Section 8(d), the Company shall: (i) continue to pay to the Executive, in accordance with the regularly established payroll procedures, the Base Salary for a period of twelve (12) months; (ii) pay to the Executive, in a single lump sum on the Payment Date (as defined below) (iii) provided the Executive is eligible for and timely elects to continue receiving group medical 5 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 insurance pursuant to the law, continue to pay (but in no event longer than twelve coverage that is paid by the Company for active and similarly-situated employees who receive violate the nondiscrimination requirements of applicable law, in which case this benefit will not -unvested equity awards shall be accelerated, such that all then-unvested equity awards vest and become fully exercisable or non- forfeitable as of the termination date (collectively, the in Control Severance (d) Severance and Release of Claims Agreement receipt of the Severance Benefits or the Change in Control Severance Benefits, as applicable, the Executive must execute and deliver to the Company a severance and release of claims agreement in a form to be provided by the release of all releasable claims, reaffirmation of continuing obligations, including those obligations set forth in the Form of Proprietary Information and Assignment Agreement, and confidentiality, cooperation, and non- which Severance Agreement must become irrevocable within 60 days following the date of the Company). The Severance Benefits or the Change in Control Severance Benefits, as applicable, will be paid or commence to be paid in the first regular payroll beginning after the Severance Agreement becomes effective, provided that if the foregoing 60 day period would end in a calendar year subsequent to the year in which the employment ends, the Severance Benefits or Change in Control Severance Benefits, as applicable, will not be paid or begin to be paid before the first payroll of the subsequent calendar year (the date the Severance Benefits or Change in Control Severance Benefits, as applicable, commence pursuant to this sentence, the Agreement and any similar agreement with the Company in order to be eligible to continue receiving the Severance Benefits or Change in Control Severance Benefits, as applicable. (e) Change in Control Definition. shall mean the occurrence of any of the following events, provided that such event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii): (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the the combined voting power of the then-outstanding securities of the Company entitled to vote generally Company Voting however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or (2) any acquisition by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), 6 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 member of the Board on the Effective Date or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a the following two (2) conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation assets either directly or through one (1) or more subsidiaries) (such resulting or acquiring proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (iv) the liquidation or dissolution of the Company. 9. Absence of Restrictions. The Executive represents and warrants that the Executive is not bound by any employment contracts, restrictive covenants or other restrictions that prevent the for, the Company, or which are in any way inconsistent with any of the terms of this Agreement. 10. Notice. Any notice delivered under this Agreement shall be deemed duly delivered three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, or immediately upon hand delivery, in each case to the address of the recipient set forth below. To Executive: At the address set forth in the personnel file 7 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 To Company: Arvinas, Inc. 5 Science Park New Haven, CT 06511 Either Party may change the address to which notices are to be delivered by giving notice of such change to the other Party in the manner set forth in this Section 10. 11. Applicable Law; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without reference to the conflict of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Connecticut (or, if appropriate, a federal court located within the State of Connecticut), and the Company and the Executive each consents to the jurisdiction of such a court. The Company and the Executive each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement. 12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive. 13. At-Will Employment. During the Term of Employment, the Executive will be an at-will employee of the Company, which means that, notwithstanding any other provision set forth herein, the employment relationship can be terminated by either Party for any reason, at any time, with or without prior notice and with or without Cause. 14. Acknowledgment. The Executive states and represents that the Executive has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that the Executive has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions 15. No Oral Modification, Waiver, Cancellation or Discharge. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. 16. Captions and Pronouns. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. 8 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 17. Interpretation. The Parties agree that this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party. References or equivalent forms. References in this Agreement to the shall include any authorized committee thereof. 18. Severability. Each provision of this Agreement must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Moreover, if a court of competent jurisdiction determines any of the provisions contained in this Agreement to be unenforceable because the provision is excessively broad in scope, whether as to duration, activity, geographic application, subject or otherwise, it will be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law to achieve the intent of the Parties. 19. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including any prior offer letter between you and the Company (or any affiliate thereof). [Signatures on Page Following] 9 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year set forth above. ARVINAS, INC. By: Name: Title: EXECUTIVE: 10 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 EXHIBIT A Payments Subject to Section 409A 1. Subject to this Exhibit A, any severance payments that may be due under the (determined as set forth below) which occurs on or after the termination of the employment. The following rules shall apply with respect to distribution of the severance payments, if any, to be provided to the Executive under the Agreement, as applicable: (a) It is intended that each installment of the severance payments provided Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A. (b) 409A), then each installment of the severance payments shall be made on the dates and terms set forth in the letter agreement. (c) If, as of the date of the from from the 409A), then: (i) Each installment of the severance payments due under the Agreement that, in accordance with the dates and terms set forth herein, will in all occurs, be paid within the short-term deferral period (as defined under Section 409A) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible under Section 409A and shall be paid on the dates and terms set forth in the Agreement; and (ii) Each installment of the severance payments due under the Agreement that is not described in this Exhibit A, Section 1(c)(i) and that would, absent this subsection, be paid within the six- shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any 11 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 installment of payments if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service). Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be following the taxable year in which the separation from service occurs. 2. from the Company has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of Section 2 of this Exhibit A, shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code. 3. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the lifetime (or during a shorter period of time specified in the Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. 4. The Company makes no representation or warranty and shall have no liability to the Executive or to any other person if any of the provisions of the Agreement (including this Exhibit A) are determined to constitute deferred compensation subject to Section 409A but that do not satisfy an exemption from, or the conditions of, that section. 5. The Agreement is intended to comply with, or be exempt from, Section 409A and shall be interpreted accordingly. [Remainder of page intentionally left blank.] 12 ActiveUS 170226715

DocuSign Envelope ID: 458EC197-FED0-42A4-9F20-200489BD0A97 EXHIBIT B Proprietary Information and Assignment Agreement 13 ActiveUS 170226715 [circulated separately]